Exhibit 1

                                    AGREEMENT


            Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Prime Retail, Inc.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

            EXECUTED this 12th day of June, 1996.



BOSTON PARTNERS ASSET MANAGEMENT, L.P.

By:         Boston Partners, Inc.,
            its general partner


            By:         /s/ Desmond John Heathwood
                        Desmond John Heathwood
                        President




BOSTON PARTNERS, INC.


            By:         /s/ Desmond John Heathwood
                        Desmond John Heathwood
                        President




/s/ Desmond John Heathwood
Desmond John Heathwood


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